SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    February 12, 1998


          GPU, Inc.
          ---------
                  (Exact name of registrant as specified in charter)


            Pennsylvania             1-6047              13-5516989
            ------------             ------              ----------

          (State or other          (Commission           (IRS employer
           jurisdiction of         file number)         identification no.)
           incorporation)




              300 Madison Avenue, Morristown, New Jersey 07962-1911
              ------------------------------------------  ----------
          (Address of principal executive offices)       (Zip Code)




         Registrant's telephone number, including area code: (973) 455-8200
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          ITEM 5.   OTHER EVENTS
                    On February 12, 1998, GPU, Inc. (the "Company") entered into an Underwriting Agreement with Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters, including themselves, named in Schedule A thereto (the "Underwriters"), providing for the issuance and sale of 6.1 million shares of the Company's Common Stock, par value $2.50 per share. Under the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 900,000 shares of Common Stock to cover over-allotment, if any. Reference is made to the Company's Prospectus dated February 12, 1998 for further information regarding the offering, including the use of proceeds.

          Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                    (c)  Exhibits
                    Underwriting Agreement dated February 12, 1998, between GPU, Inc. and Goldman Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co., as representatives.

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                                    SIGNATURE
                                    ---------

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.


                                     By:______________________________
                                        T.G. Howson
                                        Vice President and Treasurer


          Date:  February 13, 1998